UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8620 Spectrum Center Blvd. San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐          Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 1, 2017, Bridgepoint Education, Inc. (the “Company”) appointed Steve Burkholder to serve as the Company’s Vice President, Chief Accounting Officer and Corporate Controller, effective immediately.
Mr. Burkholder, 38, has served as the Company’s Associate Vice President, Assistant Controller since September 2012. Prior to joining the Company, Mr. Burkholder served in various roles at PricewaterhouseCoopers LLP, a public accounting firm, from September 2001 to September 2012, culminating in his appointment as Senior Manager in June 2011. As Senior Manager, he led engagement teams including audit, information technology, valuation and tax professionals. Mr. Burkholder received his Bachelor of Science in Business Accounting with honors from the University of Minnesota - Carlson School of Management and is a certified public accountant.
There are no family relationships between Mr. Burkholder and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Burkholder has an interest requiring disclosure under Item 404(a) of Regulation S-K.
As Vice President, Chief Accounting Officer and Corporate Controller, Mr. Burkholder will receive an annual base salary of $230,000 and will be eligible to participate in the Company’s annual cash bonus program, with a target bonus amount equal to 25% of his then-current annual base salary. Mr. Burkholder will also be eligible to participate in the Senior Management Severance Plan and the Company’s employee benefit plans and programs, including any savings or profit sharing plans, equity incentive plans, and health, disability, insurance and other plans made available generally to the Company’s employees. In connection with his appointment, subject to approval by the Performance Award Subcommittee of the Company’s Compensation Committee, Mr. Burkholder will be entitled to receive an award of restricted stock units under the Company’s Amended and Restated 2009 Stock Incentive Plan, which award is in addition to the annual equity award he received in March 2017.
Russell Sakamoto, who served as the Company’s Vice President, Chief Accounting Officer and Corporate Controller from December 2, 2013 to May 25, 2017, has been retained to serve as a consultant to the Company’s Chief Financial Officer for a period currently anticipated to end in November 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2017		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel